UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 4, 2010

DUNE ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32497	95-4737507
State of Incorporation	Commission File Number	IRS Employer I.D. Number

Two Shell Plaza, 777 Walker Street, Suite 2300, Houston, Texas 77002

Address of principal executive offices

Registrant’s telephone number: (713) 229-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Information.

On February 4, 2010, Dune Energy, Inc. (“we” or the “Company”) amended its employee severance plan (the “Plan”). The Plan applies to all of our employees, other than those employed with us pursuant to the terms of specific employment contracts. Unless otherwise indicated, capitalized terms used below shall have the meaning ascribed to them in the Plan, a copy of which is filed as Exhibit 99.1 hereto.

Previously, the Plan provided that upon the Involuntary Termination of a Covered Employee (other than following a Change of Control) (i) Officers would receive twelve (12) months Base Salary plus their Target Bonus, (ii) select employees would receive six (6) months Base Salary plus fifty percent (50%) of their Target Bonus and (iii) other employees would receive three (3) months Base Salary plus twenty five percent (25%) of their Target Bonus. As amended, the Plan eliminates Target Bonus as a component of a Covered Employee’s severance, and now provides that upon an Involuntary Termination (other than following a Change of Control), Officers will receive six (6) months Base Salary and all other Covered Employees will receive three (3) months Base Salary.

Item 9.01	Financial Statements and Exhibits

Exhibit	Name of Document

Exhibit 99.1	Amended Employee Severance Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 11, 2010	DUNE ENERGY, INC.

	By:	/S/ JAMES A. WATT
	Name:	James A. Watt
	Title:	Chief Executive Officer

Exhibit Index

Exhibit	Name of Document

Exhibit 99.1	Amended Employee Severance Program